Exhibit 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of Brown-Forman Corporation on Form S-3 (File Nos. 33-12413 and 33-52551) and
Form S-8 (File Nos. 333-08311 and 333-38649), of our report dated May 27, 1998, on our audits of the consolidated financial statements and financial statement schedule of Brown-Forman Corporation and Subsidiaries as of April 30, 1996, 1997, and 1998, and for the years ended April 30, 1996, 1997, and 1998, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
July 15, 1998